Exhibit 21.1

Kinder Morgan, Inc.
Subsidiaries of the Registrant

1108437 Alberta Ltd.	Kinder Morgan Operating L.P. “B”
3071978 Nova Scotia Company	Kinder Morgan Operating L.P. “C”
6043445 Canada Inc.	Kinder Morgan Operating L.P. “D”
6048935 Canada Inc.	Kinder Morgan Pecos LLC
Agnes B Crane, LLC	Kinder Morgan Pecos Valley LLC
Audrey Tug LLC	Kinder Morgan Petcoke GP LLC
Battleground Oil Specialty Terminal Company LLC (50%)	Kinder Morgan Petcoke LP LLC
Betty Lou LLC	Kinder Morgan Petcoke, L.P.
Calnev Pipe Line LLC	Kinder Morgan Pipeline LLC
Carbon Exchange LLC	Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V.
Central Florida Pipeline LLC	Kinder Morgan Pipelines (USA) Inc.
CIG Trailblazer Gas Company, L.L.C.	Kinder Morgan Pony Express Pipeline LLC
Colton Processing Facility	Kinder Morgan Port Manatee Terminal LLC
Cortez Capital Corporation	Kinder Morgan Port Sutton Terminal LLC
Cortez Pipeline Company (50%)	Kinder Morgan Port Terminals USA LLC
Coyote Gas Treating Limited Liability Company	Kinder Morgan Production Company LLC
Cypress Interstate Pipeline LLC (50%)	Kinder Morgan Rail Services LLC
Dakota Bulk Terminal, Inc.	Kinder Morgan River Terminals LLC
Deeprock Development, LLC (51%)	Kinder Morgan Seven Oaks LLC
Deeprock North, LLC (50%)	Kinder Morgan Southeast Terminals LLC
Delta Terminal Services LLC	Kinder Morgan Tank Storage Terminals LLC
Devco USA, L.L.C.	Kinder Morgan Tejas Pipeline LLC
Dietze Products LLC (20%)	Kinder Morgan Terminals, Inc.
Eagle Ford Crossover LLC	Kinder Morgan Texas Gas Services LLC
Eagle Ford Gathering LLC (50%)	Kinder Morgan Texas Pipeline LLC
EagleHawk Field Services LLC (25%)	Kinder Morgan Texas Terminals, L.P.
Elizabeth River Terminals LLC	Kinder Morgan TransColorado LLC
Emory B Crane, LLC	Kinder Morgan TransColorado, Inc.
Endeavor Gathering LLC (40%)	Kinder Morgan Transmix Company, LLC
ExPlatte Holdings Inc.	Kinder Morgan Treating LP
Express GP Holdings Ltd.	Kinder Morgan Urban Renewal, L.L.C.
Express Holdings (Canada) Limited Partnership	Kinder Morgan W2E Pipeline LLC
Express Holdings (USA) Inc.	Kinder Morgan Wink Pipeline LLC

Kinder Morgan, Inc.
Subsidiaries of the Registrant
Express Pipeline Limited Partnership	KinderHawk Field Services LLC
Express Pipeline LLC	KM Canada Terminals ULC
Express Pipeline Ltd.	KM Crane LLC
Express US Holdings LP	KM Decatur, Inc.
Fayetteville Express Pipeline LLC (50%)	KM Eagle Gathering LLC
Fernandina Marine Construction Management LLC	KM Express Limited
Frank L. Crane, LLC	KM Gathering LLC
General Stevedores GP, LLC	KM Insurance Ltd.
General Stevedores Holdings LLC	KM International Services, Inc.
Global American Terminals LLC	KM Kaskaskia Dock LLC
Globalplex Partners, Joint Venture (50%)	KM Liquids Terminals LLC
Greens Bayou Fleeting, LLC (49%)	KM North Cahokia Land LLC
Guilford County Terminal Company, LLC (65%)	KM North Cahokia Special Project LLC
Gulf Energy Gas, LLC	KM North Cahokia Terminal Project LLC
Gulf Energy Gathering & Processing, LLC	KM Ship Channel Services LLC
Gulf Energy Marketing, LLC	KM Treating GP LLC
Hampshire LLC	KM Treating Production LLC
HBM Environmental, Inc.	KM Upstream LLC
Horizon Pipeline Company, L.L.C. (50%)	KMBT LLC
Hydrocarbon Development, LLC	KMEP Canada ULC
I.M.T. Land Corp.	KN Telecommunications, Inc.
ICPT, L.L.C.	Knight Power Company LLC
Interenergy Corporation	Lomita Rail Terminal LLC
International Marine Terminals (66.66%)	Midcontinent Express Pipeline LLC (50%)
J.R. Nicholls LLC	Mid-Ship Group LLC (25%)
Javelina Tug LLC	Milwaukee Bulk Terminals LLC
Jeannie Brewer LLC	MJR Operating LLC
Johnston County Terminal, LLC (50%)	Mr. Bennett LLC
K N Gas Gathering, Inc.	Mr. Vance LLC
K N Natural Gas, Inc.	Nassau Terminals LLC
K N TransColorado, Inc.	Natural Gas Pipeline Company of America LLC
Kellogg Terminal, LLC (50%)	NGPL Canyon Compression Co. LLC
Kinder Morgan (Delaware), Inc.	NGPL HoldCo Inc.

Kinder Morgan, Inc.
Subsidiaries of the Registrant
Kinder Morgan 2-Mile LLC	NGPL PipeCo LLC (20%)
Kinder Morgan Amory LLC	North Cahokia Industrial, LLC (50%)
Kinder Morgan Arrow Terminals Holdings, Inc.	North Cahokia Real Estate, LLC (17.46%)
Kinder Morgan Arrow Terminals, L.P.	North Cahokia Terminal, LLC (50%)
Kinder Morgan Baltimore Transload Terminal LLC	Northeast Express Pipeline LLC (66.66%)
Kinder Morgan Battleground Oil LLC	NS 307 Holdings Inc.
Kinder Morgan Bison ULC	Paddy Ryan Crane, LLC
Kinder Morgan Border Pipeline LLC	Parkway Pipeline LLC (50%)
Kinder Morgan Bulk Terminals, Inc.	Pecos Carbon Dioxide Transportation Company (69.27%)
Kinder Morgan Cameron Prairie Pipeline LLC	Pecos Valley Producer Services LLC
Kinder Morgan Canada CO2 ULC	Pinney Dock & Transport LLC
Kinder Morgan Canada Company	Plantation Pipe Line Company (51%)
Kinder Morgan Canada Inc.	Plantation Services, LLC (51%)
Kinder Morgan Canada LLC	Platte Pipe Line Company
Kinder Morgan Canada Terminals Limited Partnership	Queen City Terminals, Inc.
Kinder Morgan Carbon Dioxide Transportation Company	Rahway River Land LLC
Kinder Morgan CO2 Company, L.P.	Razorback Tug LLC
Kinder Morgan Cochin LLC	RCI Holdings, Inc.
Kinder Morgan Cochin ULC	Red Cedar Gathering Company (49%)
Kinder Morgan Columbus LLC	River Consulting, LLC
Kinder Morgan Commercial Services LLC	River Terminals Properties GP LLC
Kinder Morgan Crude & Condensate LLC	River Terminals Properties, LP
Kinder Morgan Crude Oil Pipelines LLC	Rockies Express Pipeline LLC (50%)
Kinder Morgan Crude to Rail LLC	SFPP, L.P. (99.5%)
Kinder Morgan Cushing LLC	Sherpa Acquisition, LLC
Kinder Morgan Dallas Fort Worth Rail Terminal LLC	Sherpa Merger Sub, Inc.
Kinder Morgan Eagle Ford LLC	Silver Canyon Pipeline LLC
Kinder Morgan Endeavor LLC	Sonoran Pipeline LLC (50%)
Kinder Morgan Energy Partners, L.P.	SouthTex Treaters LLC
Kinder Morgan Finance Company LLC	Southwest Florida Pipeline LLC
Kinder Morgan Fleeting LLC	SRT Vessels LLC

Kinder Morgan, Inc.
Subsidiaries of the Registrant
Kinder Morgan Foundation (nonprofit)	Stellman Transportation, LLC
Kinder Morgan G. P., Inc.	Stevedore Holdings, L.P.
Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V.	Tajon Holdings, Inc.
Kinder Morgan Heartland ULC	Tejas Gas Systems, LLC
Kinder Morgan Holdco DE Inc.	Tejas Gas, LLC
Kinder Morgan Illinois Pipeline LLC	Tejas Natural Gas, LLC
Kinder Morgan Interstate Gas Transmission LLC	Tejas-Gulf, LLC
Kinder Morgan Kansas, Inc.	Texan Tug LLC
Kinder Morgan KMAP LLC	Trailblazer Pipeline Company LLC
Kinder Morgan Las Vegas LLC	Trans Mountain (Jet Fuel) Inc.
Kinder Morgan Linden Transload Terminal LLC	Trans Mountain Pipeline (Puget Sound) LLC
Kinder Morgan Liquids Terminals LLC	Trans Mountain Pipeline L.P.
Kinder Morgan Liquids Terminals St. Gabriel LLC	Trans Mountain Pipeline ULC
Kinder Morgan Louisiana Pipeline Holding LLC	TransColorado Gas Transmission Company LLC
Kinder Morgan Louisiana Pipeline LLC	Transload Services, LLC
Kinder Morgan Marine Services LLC	Valley Gas Transmission, LLC
Kinder Morgan Materials Services, LLC	Valley Operating, Inc.
Kinder Morgan Mid Atlantic Marine Services LLC	Watco Companies, LLC
Kinder Morgan NatGas Operator LLC	Western Plant Services, Inc.
Kinder Morgan North Texas Pipeline LLC	Wildhorse Energy Partners, LLC (55%)
Kinder Morgan Operating L.P. “A”